EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Eagle Financial Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 33-28403 and 33-46092) on Form S-8 of Eagle Financial Corp. and subsidiary and to the use of our report dated November 18, 1994, included herein, relating to the consolidated balance sheets of Eagle Financial Corp. and Subsidiaries as of September 30, 1993 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended.

Our report dated November 18, 1994, contains a paragraph that states that the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, in 1994 and that the Company also changed its method of accounting for income taxes in 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.


KPMG PEAT MARWICK LLP




Hartford, CT
January 20, 1995

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